Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED
FIRST LIEN LOAN AND SECURITY AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED FIRST LIEN LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 6, 2023, and is entered into by and among SELWAY WINE COMPANY, a Delaware corporation (“Intermediate Holdco”), MALLARD BUYER CORP., a Delaware corporation (“Borrower Agent”), each other Subsidiary of Intermediate Holdco party hereto (together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the Lenders (as defined below) party hereto, and BANK OF THE WEST (“Bank of the West”), as administrative agent for the Lenders (in such capacity, “Agent”).
RECITALS
WHEREAS, Intermediate Holdco, Borrowers, the financial institutions party thereto as of the date hereof, as lenders, and the Agent are parties to that certain Amended and Restated First Lien Loan and Security Agreement, dated as of November 4, 2022 (as amended from time to time prior to the date hereof, the “Existing Loan Agreement” and the Existing Loan Agreement, as amended by this Amendment, the “Loan Agreement”);
WHEREAS, the Borrowers have requested that Agent and the Lenders party hereto (which, as of the date hereof, constitute all of the Lenders under the Existing Loan Agreement) agree to certain amendments to the Existing Loan Agreement as specified herein; and
WHEREAS, Agent and the Lenders party hereto (which, as of the date hereof, constitute all of the Lenders under the Existing Loan Agreement) have agreed to Borrowers’ request, subject to the terms of this Amendment.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:
1.DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.AMENDMENTS. Upon the First Amendment Effective Date (as defined below), the Existing Loan Agreement is hereby amended as follows:
1.1Section 1.1 of the Existing Loan Agreement is hereby amended by amending and restating the following defined term in its entirety as follows:
“Distribution: any declaration or payment of a distribution (including distributions to fund pass through income tax obligations), interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest. With respect to any amount that the Borrowers in good faith expect to be a Return Amount, to the extent such amount is returned to Intermediate Holdco (regardless of the form pursuant to which such return is made) within the later of (a) the date the Compliance Certificate is required to be delivered for the Fiscal Quarter in which the related Tax Distribution was made and (b) sixty (60) days after such Related Tax Distribution, any such applicable Return Amount shall not constitute a Distribution for any purpose under the Loan Documents (including the definition of Fixed Charge) and shall not be subject to any limitation set forth in the Loan Documents (including Section 10.2.4).”
1.2Section 1.1 of the Existing Loan Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:

“First Amendment: means the First Amendment to Amended and Restated First Lien Loan and Security Agreement dated as of February 6, 2023 by and among Intermediate Holdco, the Borrowers party thereto, the Lenders party thereto and the Agent.
Incremental Amendment: as defined in Section 2.1.7.
Incremental DDTLs: as defined in Section 2.1.7.
Incremental DDTL Increase: as defined in Section 2.1.7.
Incremental Term Loan: as defined in Section 2.1.7.
Return Amount: an amount equal to (i) the portion of the amount of Tax Distributions distributed to the corporate parent equityholder of a direct or indirect parent of Intermediate Holdco less (ii) the sum of (A) the amount that would have been so distributed to such corporate parent equityholder if Tax Distributions were calculated (x) using the highest combined marginal federal, state and local tax rate then applicable to a corporation and (y) taking into account any adjustments described in Sections 734 or 743(b) of the Code and (B) the amount owed by such corporate parent equityholder pursuant to an agreement between such parent and one or more transferor(s) of assets or equity interests to a direct or indirect parent of Intermediate Holdco (for further contribution to the Borrower Agent or any of its Subsidiaries).
Tax Distributions: means
(a) with respect to any taxable year (or portion thereof) for which Intermediate Holdco is treated as a partnership or other “pass-through” or disregarded entity for U.S. federal income tax purposes,
(x) cash distributions equal to (i) the cumulative excess of taxable income over taxable losses of Intermediate Holdco and its Subsidiaries (in the case of losses, to the extent such losses may offset such income for the applicable period) allocated to the direct or indirect equity holders of Intermediate Holdco, multiplied by (ii) the highest combined marginal federal, state and local tax rate then applicable to an individual (or, if higher, to a corporation) resident in San Francisco, California for such taxable period, taking into account the character of the taxable income in question. For purposes of determining the amount described in clause (i), any adjustments described in Sections 734 or 743(b) of the Code shall not be taken into account and Intermediate Holdco’s taxable income for U.S. federal and applicable state and local income tax purposes will include taxable income of Subsidiaries of Intermediate Holdco that are treated as partnerships or other “pass-through” or disregarded entities for U.S. federal and applicable state and local income tax purpose; plus
(y) without duplication, cash distributions of an amount sufficient to permit any parent company of Intermediate Holdings to pay any entity level taxes imposed on such parent company or taxes paid by such parent company on behalf of its direct or indirect owners, in each case payable directly by such parent company and attributable to such parent company’s direct or indirect ownership of Intermediate Holdings.
(b) With respect to any taxable year (or portion thereof) for which Intermediate Holdco or any of its Subsidiaries are members of a consolidated, combined, unitary or similar tax group for U.S. federal income tax purposes and applicable state and/or local income tax purposes, cash distributions made to the extent necessary to permit the direct or indirect parent of Intermediate Holdco to discharge, to the extent attributable to the direct or indirect ownership of Borrowers and their Subsidiaries, the federal consolidated, combined unitary, or similar tax liabilities and any state or local tax liabilities of

Intermediate Holdco and the direct or indirect parent of Intermediate Holdco and its Subsidiaries.”
1.3Section 2.1.7(a) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“(a) Borrowers may request (i) one or more increases in the amount of the Revolver Commitments (an “Incremental Revolver Commitments”), (ii) one or more new commitments of Term Loans which may be of the same class as any existing Term Loans (an “Incremental Term Loan Increase”) or a new class of term loans (“Incremental Term Loans”, together with any Incremental Term Loan Increase, the “Incremental Term Loan Commitments”), and/or (iii) one or more new commitments of DDTLs which may be of the same class as any existing DDTLs (an “Incremental DDTL Increase”) or a new class of delayed draw term loan commitments (“Incremental DDTLs”, together with any Incremental DDTL Increase, the “Incremental DDTL Commitments” and, collectively with any Incremental Revolver Commitment and any Incremental Term Loan Commitment, the “Incremental Commitments”), from time to time upon notice to Agent, as long as (a) the requested Incremental Commitments are in a minimum amount equal to the lesser of (i) $10,000,000, or (ii) the balance of the amount available under clause (c) of this Section, (b) with respect to any Incremental DDTL Increase, any Incremental Revolver Commitment and any Incremental Term Loan Increase, such Incremental Commitments are offered on the same terms as the existing DDTLs, existing Revolver Loans and existing Term Loans, as applicable, except for (i) fees (which shall be determined by the Borrowers and the applicable Lenders providing such Incremental Commitments) and (ii) with respect to any Incremental DDTL Increase or Incremental Term Loan Increase, all-in-yield (which shall be subject to clause (e) in the proviso of the last sentence in Section 2.1.7(b) below, as if such Incremental Commitments were Incremental Term Loans or Incremental DDTLs, as applicable), (c) from and after the Closing Date, Incremental Commitments do not exceed $400,000,000 in the aggregate, (d) with respect to any Incremental Revolver Commitment, no reduction in Revolver Commitments pursuant to Section 2.14 has occurred prior to the requested Incremental Revolver Commitments, (e) no Default or Event of Default shall exist immediately before and after giving pro forma effect to the incurrence of such proposed Incremental Commitments, (f) immediately after giving effect to any provision of the Incremental Commitment (assuming in the case of any then proposed Incremental DDTL Commitment that the related delayed draw term loans are fully funded as of the date of establishment of such Incremental DDTL Commitments then proposed), Borrowers’ Net Leverage Ratio is equal to or less than 6.00 to 1.00 on a pro forma basis, (g) delivery of customary legal opinions if reasonably requested by the Lenders providing such Incremental Commitments, (h) the representations and warranties of the Obligors in the Loan Documentation being true and correct in all material respects (other than (i) with respect to any representations and warranties that are made as of an earlier date which shall be true and correct in all material respects as of such earlier date and (ii) any such representations or warranties qualified by materiality or “Material Adverse Effect” or similar language which shall be accurate in all respects after giving effect to such qualification) and (i) any Incremental Term Loan Commitments and Incremental DDTL Commitments shall be subject to FIRREA compliance as determined by Agent; provided, however, in the case of any Incremental Commitments the proceeds of which will be applied to finance a Limited Condition Transaction, (x) the condition set forth in clause (e) above shall be limited to no Event of Default under Section 11.1(a) or Section 11.1(j) existing on and as of the date of effectiveness of such Incremental Commitments, immediately after giving effect to such Incremental Commitments, (y) the condition set forth in clause (h) above shall be limited to (1) Specified Representations being true and correct in all material respects on and as of the date of effectiveness of such Incremental Commitments; provided that to the extent such Specified Representations expressly relate to an earlier date, such Specified Representations shall be true and correct in all material respects as of such earlier date and (2) Specified Acquisition Agreement Representations (if applicable) being true and correct in all material respects (or in all respects for such Specified Acquisition Agreement Representations are subject to materiality qualifiers) on and as of the date of effectiveness of such Incremental Commitments; provided that, to the extent such Specified Acquisition Agreement Representations (if applicable) expressly relate to an earlier date, such Specified Acquisition Agreement Representations (if applicable) shall be true and correct in all material respects (or in all respects for such Specified Acquisition Agreement Representations are subject to materiality qualifiers) as of such earlier date but, in each case, only to the extent that the Borrowers have (or their applicable affiliate has) the right to terminate (taking into account any applicable cure provisions) their (or its) obligations under such acquisition agreement or the right to decline to consummate the applicable Acquisition, in each case, pursuant to the terms of such acquisition agreement, as a result of a breach of such representations in such acquisition agreement (in each case, in accordance with the terms thereto) without any liability to the Borrowers (or it) and (z) for the avoidance of doubt, the condition set forth in clause (f) above shall be tested as of the LCT Test Date in accordance with Section 1.5.1; provided, further, that the Additional Lenders and the existing Lenders providing Incremental Commitments shall be permitted to, in connection with any Incremental Commitment the proceeds of which will be applied to finance a Limited Condition Transaction, waive (or not require the satisfaction of) in full or in part any of the conditions set forth in Section 6.2(b) (other than, in connection with a Limited Condition Transaction, the accuracy, to the extent required under Section 6.2(b), of any Specified Representations and Specified Acquisition Agreement Representations (if applicable) (as conformed to apply to such acquisition, including giving effect to any certain funds conditions with respect to the Collateral)).”
1.4Section 2.1.7(b) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“(b) Agent shall promptly notify Lenders of the requested Incremental Commitments and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to provide such Incremental Commitment, as applicable. Any Lender not responding within such ten (10) Business Day period shall be deemed to have declined to provide such Incremental Commitments. If Lenders fail to commit to the full requested Incremental Commitments, the Borrower shall then have (x) the right to offer the opportunity to provide such Incremental Commitments to any other Person (subject only to any such Person being an “Eligible Assignee”) and such person may become a Lender hereunder (such Person, and “Additional Lender”) and (y) no subsequent obligation to provide the existing Lenders the opportunity to provide such Incremental Commitments, even if the terms change (as a result of negotiations or otherwise in good faith) from those originally offered. Agent may allocate, in its reasonable discretion, the Incremental Commitments, as applicable, among committing existing Lenders and, if applicable, Additional Lenders. No existing Lender will have an obligation to make any Incremental Commitment. Provided that the conditions in this Section 2.1.7 and in Section 6.2 are satisfied, total Commitments, as applicable, shall be increased by the requested amount (or such lesser amount committed by existing Lenders and, if any, Additional Lenders) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers' increase request (or such later date as agreed by the existing Lenders and, if any, Additional Lenders providing the applicable Incremental Commitments). Agent, Borrowers, existing Lenders and, if any, Additional Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Commitments, as applicable. On the effective date of any Incremental Commitments, all outstanding Revolver Loans, LC Obligations and other exposures under the Commitments, as applicable, shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments. The terms of any Incremental DDTL Increase, any Incremental Revolver Commitment or any Incremental Term Loan Increase will be identical to the terms applicable to the existing DDTLs, existing Revolver Loans and existing Term Loans, as applicable, except for (i) fees (which shall be determined by the Borrowers and the applicable Lenders providing such Incremental Commitments) and (ii) with respect to any Incremental DDTL Increase or Incremental Term Loan Increase, all-in-yield (which shall be subject to clause (e) in the proviso of the last sentence in this Section 2.1.7(b) below, as if such Incremental Commitments were Incremental Term Loans or Incremental DDTLs, as applicable). The terms and provisions of the Incremental Term Loans and Incremental DDTLs shall be as set forth in a joinder agreement or an amendment (an “Incremental Amendment”); provided that (a) the weighted average life to maturity of any Incremental Term Loan or Incremental DDTL shall be no shorter than the weighted average life to maturity of the existing Term Loans or existing DDTLs; provided that to the extent that Incremental Term Loans or Incremental DDTLs are incurred to finance the acquisition of a target business, such Incremental Term Loans and Incremental DDTLs shall be permitted to have a shorter weighted average life to maturity than the existing Term Loans or the existing DDTLs, as applicable, so long as such quarterly amortization is determined based on a formula based on 25 years for real property and 7 years for personal property (other than Inventory), per annum, (b) the final maturity date of any Incremental Term Loan or Incremental DDTL shall be no earlier than the Term Loan Maturity Date or the DDTL Maturity Date, as applicable, (c) Incremental Term Loans and Incremental DDTLs shall not participate on a greater (but may participate on a lesser) than pro rata basis with the existing Term Loans and existing DDTLs in any optional or mandatory prepayment hereunder; provided that any mandatory prepayment in respect of Incremental Term Loans or Incremental DDTLs incurred to finance the acquisition of a target business or assets of a target business, shall be permitted to participate on a greater than pro rata basis with the existing Term Loans or existing DDTLs, as applicable, if the mandatory prepayment relates to the assets of the target business that are, pursuant to clause (d) below, secured on a priority basis relative to the existing Term Loans or the existing DDTLs, as applicable, (d) the Incremental Term Loans and Incremental DDTLs may be unsecured or secured by the Collateral on a pari passu or junior basis to the existing Term Loans or the existing DDTLs, as appliable, provided that to the extent the Incremental Term Loans or Incremental DDTLs are used to finance the acquisition of a target business or assets of a target business, such Incremental Term Loans or such Incremental DDTLs, as applicable, may be secured on a priority basis to the existing Term Loans or the existing DDTLs, as appliable, by any of the property which is the target, or which is owned by the target, of such acquisition (and may receive a preferential recovery in any waterfall with respect to any recovery on such assets relative to the existing Term Loans or existing DDTLs, as applicable), (e) the all-in-yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, commitment, structuring, amendment and underwriting fees) applicable to any Incremental Term Loan or Incremental DDTL in the form of broadly syndicated term loans or delayed draw term loans denominated in U.S. Dollars, will not be more than 0.50% higher than the corresponding all-in yield (determined on the same basis) applicable to the then outstanding initial Term Loans or initial DDTLs, as applicable, unless the interest rate margin with respect to such initial Term Loans or initial DDTLs, as applicable, is increased by an amount equal to the difference between the all-in yield with respect to such Incremental Term Loans or Incremental DDTLs, as applicable, and the all-in-yield with respect to such initial Term Loans or initial DDTLs minus 0.50%; it being agreed that to the extent the all-in yield with respect to such Incremental Term Loan or such Incremental DDTL is greater than such all-in yield with respect to such initial Term Loans or such initial DDTLs, as applicable, solely as a result of a higher interest rate floor, then the interest rate margin increase shall be effectuated solely by increasing the interest rate floor on such initial Term Loans or such initial DDTLs, as applicable, and (f) all other terms of the Incremental Term Loans and Incremental DDTLs, if not consistent with the terms of the existing Term Loans or existing DDTLs, must be reasonably acceptable to the Agent.”
1.5Section 10.2.4(a) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“(a) Upstream Payments and Distributions to the direct or indirect parent of Intermediate Holdco (i) to the extent necessary to permit Intermediate Holdco and the direct or indirect parent of Intermediate Holdco to pay franchise taxes, audit costs, board costs, insurance costs and other administrative costs and expenses customary for such a company (including directors and officers insurance payments and to the extent applicable, customary administrative costs and expenses applicable to any public company which is a direct or indirect parent of Intermediate Holdco), in each case so long as the amount of any such Distribution is applied for such purpose, and (ii) in an amount equal to Tax Distributions.”
1.6Section 14.1.1 of the Existing Loan Agreement is hereby amended by adding the following paragraph following clause (f) of such Section:
“Notwithstanding anything in this Agreement or any other Loan Document to the contrary, it is agreed that the amendments contemplated by the provisos in clauses (a), (c) and (d) of Section 2.1.7(b) (and included in the First Amendment), may be included in any Incremental Amendment (which, for the avoidance of doubt, shall only be required to be approved by the Agent, the Borrowers and the Lenders providing the applicable Incremental Commitments). For the avoidance of doubt, any amendment which can otherwise be implemented by an Incremental Amendment (including the addition of a tranche of loans contemplated by the foregoing sentence and any increase in the aggregate capacity for new loans incurred pursuant to Section 2.1.7), may be effected through an amendment solely among the Agent, the Borrowers and the Required Lenders.”

3.CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective on the date (such date the “First Amendment Effective Date”) on which Agent shall have received counterparts to this Amendment, duly executed by the Agent, Intermediate Holdco, the Borrowers, and the Lenders party hereto (constituting all of the Lenders under the Existing Loan Agreement).
4.REPRESENTATIONS AND WARRANTIES. Intermediate Holdco and each of the Borrowers hereby affirm to Agent and the Lenders party hereto:
1.1All of Borrowers’ representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects as of the date hereof; provided that to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct in all material respect as of such earlier date (provided that if a representation or warranty is by its terms already subject to a materiality qualifier, it shall not be further subject to the materiality qualifier in this Section 4.1).
1.2No Default or Event of Default exists or would arise after giving effect to this Amendment.
5.LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect.
6.GOVERNING LAW; CONSENT TO FORUM. Sections 14.13 and 14.14 of the Loan Agreement are incorporated herein by reference, mutatis mutandis.
7.COUNTERPARTS. This Amendment may be executed in counterparts, each of which when shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signatures are on following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.
INTERMEDIATE HOLDCO:

SELWAY WINE COMPANY

By: /s/     Alex Ryan
Name:    Alex Ryan
Title: President and Chief Executive Officer

BORROWERS:

MALLARD BUYER CORP.
HERITAGE WINE, LLC
CANVASBACK WINE, LLC
WATERFOWL WINE, LLC
HERITAGE VINEYARD, LLC
DUCKHORN WINE COMPANY
KB WINES CORPORATION
DOMAINE, M.B., LLC
CHENOWETH GRAGAM LLC

By: /s/     Alex Ryan
Name:    Alex Ryan
Title: President and Chief Executive Officer

AGENT AND LENDERS:

BANK OF THE WEST,
as Agent

By: /s/     Eric Andersen
Name:    Eric Andersen
Title:    Vice President

BANK OF THE WEST,
as Lender

By: /s/     Richard Appleby
Name:    Richard Appleby
Title: Vice President

AGCountry Farm Credit Services, PCA,
as Lender

By: /s/     Lisa Casewell
Name:Lisa Casewell
Title:Vice President Capital Markets

AGFirst Farm Credit Bank,
as Lender

By: /s/     Sarah E. Burton
Name:Sarah E. Burton
Title: Vice President

American AGCredit PCA,
as Lender

By: /s/     Edwin A. Adams. Jr.
Name: Edwin A Adams, Jr.
Title:Vice President

Capital Farm Credit PCA,
as Lender

By: /s/     Agustin Arzeno
Name:Agustin Arzeno
Title:Director Capital Markets

Capital Farm Credit, FLCA,
as Lender

By: /s/     Agustin Arzeno
Name:Agustin Arzeno
Title:Director Capital Markets

City National Bank,
as Lender

By: /s/     Micahel Dallayie
Name:Micahel Dallayie
Title: SVP

Compeer Financial, PCA,
as Lender

By: /s/     Daniel J. Best
Name:Daniel J. Best
Title:Director, Capital Markets

Farm Credit Bank of Texas,
as Lender

By: /s/     Luis M. H. Requejo
Name:Luis M. H. Requejo
Title:Director Capital Markets

Farm Credit Services of America, PCA,
as Lender

By: /s/     Thomas E. Markowski
Name:Thomas E. Markowski
Title:Vice President

Greenstone Farm Credit Services, FLCA,
as Lender

By: /s/     Curtiss Flammini
Name:Curtiss Flammini
Title: VP – Capital Markets

Greenstone Farm Credit Services, ACA,
as Lender

By: /s/     Curtiss Flammini
Name:Curtis Flammini
Title: VP – Capital Markets

ING Capital LLC,
as Lender

By /s/     Michael Chen
Name:Michael Chen
Title:Director

By: /s/     Jeffrery Chu
Name:Jeffrey Chu
Title:Director

JP Morgan Chase Bank N.A.,
as Lender

By /s/     Philip Busqua
Name:Philip Busqua
Title:Authorized Signer

MUFG Union Bank N.A.,
as Lender

By: /s/     Peter Ehlinger
Name:Peter Ehlinger
Title:Vice President

AGWest Farm Credit, PCA (fka, Northwest Farm Credit Services, PCA),
as Lender

By: /s/     Paul Hadley
Name:Paul Hadley
Title:Vice President

Silicon Valley Bank,
as Lender

By: /s/     Jonathan Williams
Name:Jonathan Williams
Title:Vice - President

HTLF Bank,
as Lender

By: /s/     Travis Moncada
Name:Travis Moncada
Title:SVP/SRM

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